Exhibit 99.1
For Immediate Release
SCS Transportation, Inc. Reports Second-Quarter 2006 Earnings
Revenues and Operating Income Increase 21 Percent and 51 Percent, Respectively
Company Renamed Saia, Inc.
KANSAS CITY, Mo. and DULUTH, Ga. — July 20, 2006 — SCS Transportation, Inc. (NASDAQ: SCST), a holding company comprised of Saia Motor Freight Line, Inc. (Saia), a leading multi-regional less-than-truckload (LTL) carrier, today reported second-quarter 2006 results. The Company also announced today that effective immediately its name has changed to Saia, Inc. and effective Monday, July 24, 2006 it will adopt and trade under the new NASDAQ ticker symbol “SAIA”. These changes more accurately reflect the Company’s focus on its sole operating company, Saia, following the June 30, 2006 completion of the sale of Jevic Transportation, Inc. (Jevic).
Second-Quarter 2006 Results from Continuing Operations Compared to Second-Quarter 2005
•	Revenues were $225 million, an increase of 21 percent

•	Operating income was $17.0 million, an increase of 51 percent

•	Income from continuing operations was $9.0 million, an increase of 70 percent

•	Earnings per share from continuing operations were $0.60, an increase of 71 percent
Second-Quarter 2006 Operational Highlights From Continuing Operations
•	LTL tonnage increased 12 percent versus the prior-year quarter

•	LTL yield grew 8 percent (3 percent excluding fuel surcharges)

•	Operating ratio, excluding restructuring charges, improved 220 basis points to 91.7
“Saia is a top-tier LTL service provider that delivered yet another strong quarter,” said Bert Trucksess, chairman and chief executive officer. “We are confident that Saia is well-positioned for continued profitable growth and value creation and that the continued execution of Saia’s strategic initiatives should create outstanding value for our shareholders.”
Rick O’Dell, president, said, “Revenues benefited from both tonnage growth well above the underlying economy and a favorable pricing environment. Operating income gains resulted from the volume increases as well as effective cost management.”
Discontinued Operations and Related Charges
In connection with the sale of Jevic, the Company recorded a non-cash, after-tax charge in the second quarter of $44.0 million, or $2.96 per share. Jevic is now reflected as a discontinued operation in the Company’s financial statements. Also in the second quarter, the Company recorded a pre-tax charge in continuing operations of $1.7 million, or $0.07 per share, of an

SCS Transportation Second-Quarter 2006 Earnings

estimated $2.6 million in costs related to the planned consolidation and relocation of the Company’s corporate headquarters to Duluth, Ga.
Year-to-Date 2006 Results from Continuing Operations Compared to Year-to-Date 2005
•	Revenues were $429 million, an increase of 22 percent

•	Operating income was $25.6 million, an increase of 31 percent

•	Income from continuing operations was $12.9 million, an increase of 48 percent

•	Earnings per share from continuing operations were $0.87, an increase of 53 percent
Financial Position and Capital Expenditures
Total debt was $112.4 million at June 30, 2006, and debt to total capital was 36 percent. Net debt to total capital was 25 percent as a result of the Company’s $47.6 million cash balance reflecting proceeds from the sale of Jevic.
Consolidated net capital expenditures from continuing operations for the first six months of 2006 were $41.7 million. The Company expects 2006 net capital expenditures from continuing operations of approximately $90 million which includes planned investments in strategic real estate.
Conference Call
The Company will hold a conference call to discuss second-quarter results on Friday, July 21, 2006, at 9:30 a.m. Eastern Time (8:30 a.m. Central Time). To participate in the call, please dial 1-800-275-8866 or dial 1-706-634-4936 for international calls. Callers should dial in five to 10 minutes in advance of the conference call. This call will be webcast live via the company web site at www.scstransportation.com and will be archived on the site. A replay of the call will be available two hours after the completion of the call through July 28, 2006. The replay is available by dialing 1-800-642-1687 and using conference code 2686402.
The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
Saia, Inc., formerly known as SCS Transportation, Inc., is the parent of Saia Motor Freight Line, Inc., a multi-region LTL carrier based in Duluth, Ga. Saia focuses on regional and interregional less-than-truckload (LTL), and selected truckload (TL) and time-definite services. It operates 128 terminals throughout 30 states and employs approximately 7,100 people. For more information, please visit the Company’s website at www.saia.com.
The Securities and Exchange Commission encourages companies to disclose forward-looking information so that investors can better understand the future prospects of a company and make informed investment decisions. This news release contains these types of statements, which are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995.
Words such as “anticipate,” “estimate,” “expect,” “project,” “intend,” “may,” “plan,” “predict,” “believe” and similar words or expressions are intended to identify forward-looking statements.

SCS Transportation Second-Quarter 2006 Earnings

Investors should not place undue reliance on forward-looking statements, and the Company undertakes no obligation to publicly update or revise any forward-looking statements. All forward-looking statements reflect the present expectation of future events of our management and are subject to a number of important factors, risks, uncertainties and assumptions that could cause actual results to differ materially from those described in any forward-looking statements. These factors and risks include, but are not limited to, general economic conditions; adjustments to consideration received for the sale of Jevic; indemnification obligations associated with the sale of Jevic; cost and availability of qualified drivers, fuel, purchased transportation, property, revenue equipment and other operating assets; governmental regulations, including but not limited to Hours of Service, engine emissions, compliance with recent legislation requiring companies to evaluate their internal control over financial reporting and Homeland Security; dependence on key employees; inclement weather; labor relations; integration risks; effectiveness of company-specific performance improvement initiatives; competitive initiatives and pricing pressures; terrorism risks; self-insurance claims, equity-based compensation and other expense volatility; the Company’s determination from time to time whether to purchase any shares under the repurchase program; and other financial, operational and legal risks and uncertainties detailed from time to time in the Company’s SEC filings.
# # #

CONTACT:	Greg Drown SCS Transportation 816-714-5906 gdrown@scstransportation.com Matthew Sherman Joele Frank, Wilkinson Brimmer Katcher 212-355-4449 msherman@joelefrank.com

Saia, Inc. and Subsidiaries
(formerly SCS Transportation, Inc. and Subsidiaries)
Condensed Consolidated Balance Sheets
(Amounts in thousands)
(Unaudited)

	June 30,	December 31,
	2006	2005

ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$47,602	$16,865
Accounts receivable	95,959	85,074
Prepaid expenses and other	30,441	22,233
Current assets of discontinued operations	—	50,073

Total current assets	174,002	174,245

PROPERTY AND EQUIPMENT:
Cost	457,510	427,019
Less: Accumulated depreciation	191,689	180,385

Net property and equipment	265,821	246,634

GOODWILL AND OTHER ASSETS	32,765	33,419
Long-term assets of discontinued operations, net	—	100,443

Total assets	$472,588	$554,741

LIABILITIES AND SHAREHOLDERS’ EQUITY

CURRENT LIABILITIES:
Accounts payable and checks outstanding	$43,166	$43,487
Wages and employees’ benefits	39,105	37,915
Other current liabilities	27,101	26,797
Current portion of long-term debt	8,856	5,000
Current liabilities of discontinued operations	—	23,388

Total current liabilities	118,228	136,587

OTHER LIABILITIES:
Long-term debt	103,593	109,913
Deferred income taxes	40,949	40,949
Claims, insurance and other	12,199	14,041
Long-term liabilities of discontinued operations	—	24,859

Total other liabilities	156,741	189,762

SHAREHOLDERS’ EQUITY:
Common stock	15	14
Additional paid-in capital	197,498	194,398
Deferred compensation trust	(1,630)	(1,322)
Retained earnings	1,736	35,302

Total shareholders’ equity	197,619	228,392

Total liabilities and shareholders’ equity	$472,588	$554,741

Saia, Inc. and Subsidiaries
(formerly SCS Transportation, Inc. and Subsidiaries)
Consolidated Statements of Operations
For the Quarter and Six Months Ended June 30, 2006 and 2005
(Amounts in thousands, except per share data)
(Unaudited)

	Second Quarter		Six Months
	2006	2005	2006	2005

OPERATING REVENUE	$224,814	$185,824	$429,460	$352,789

OPERATING EXPENSES:
Salaries, wages and employees’ benefits	117,502	101,761	230,568	195,551
Purchased transportation	18,101	14,149	35,109	26,734
Operating expenses and supplies	48,758	37,308	93,664	70,379
Operating taxes and licenses	7,303	6,513	14,651	12,732
Claims and insurance	6,793	7,662	13,099	14,234
Depreciation and amortization	7,845	7,313	15,429	14,055
Operating (gains) and losses	(191)	(162)	(324)	(436)
Restructuring charges	1,680	—	1,680	—

Total operating expenses	207,791	174,544	403,876	333,249

OPERATING INCOME	17,023	11,280	25,584	19,540

NONOPERATING EXPENSES:
Interest expense	2,427	2,429	4,901	4,850
Other, net	(28)	(74)	(213)	53

Nonoperating expenses, net	2,399	2,355	4,688	4,903

INCOME BEFORE INCOME TAXES	14,624	8,925	20,896	14,637
Income tax provision	5,658	3,650	8,013	5,911

INCOME FROM CONTINUING OPERATIONS	8,966	5,275	12,883	8,726
Income (loss) from discontinued operations, net (including loss on disposal of $44,015 in 2006, net of tax benefit)	(44,903)	515	(46,449)	1,036

NET INCOME (LOSS)	$(35,937)	$5,790	$(33,566)	$9,762

Average common shares outstanding — basic	14,557	14,892	14,529	14,975

Average common shares outstanding — diluted	14,873	15,217	14,859	15,318

Basic earnings per share-continuing operations	$0.61	$0.35	$0.89	$0.58
Basic earnings (loss) per share-discontinued operations	(3.08)	0.04	(3.20)	0.07

Basic earnings (loss) per share	$(2.47)	$0.39	$(2.31)	$0.65

Diluted earnings per share-continuing operations	$0.60	$0.35	$0.87	$0.57
Diluted earnings (loss) per share-discontinued operations	(3.02)	0.03	(3.13)	0.07

Diluted earnings (loss) per share	$(2.42)	$0.38	$(2.26)	$0.64

Saia, Inc. and Subsidiaries
(formerly SCS Transportation, Inc. and Subsidiaries)
Condensed Consolidated Statements of Cash Flows
For the Six Months Ended June 30, 2006 and 2005
(Amounts in thousands)
(Unaudited)

	2006	2005

OPERATING ACTIVITIES:
Net cash from operating activities-continuing operations	$27,609	$26,531
Net cash from operating activities-discontinued operations	9,158	10,283

Net cash from operating activities	36,767	36,814

INVESTING ACTIVITIES:
Acquisition of property and equipment	(42,328)	(14,349)
Proceeds from disposal of property and equipment	667	897
Proceeds from sale of subsidiary	41,200	–
Net investment in discontinued operations	(5,359)	(11,203)

Net cash used in investing activities	(5,820)	(24,655)

FINANCING ACTIVITIES:
Repayment of long-term debt	(2,500)	(8,002)
Borrowing of long-term debt	–	4,000
Repurchase of common stock	–	(9,177)
Proceeds from stock option exercises	2,290	514

Net cash used in financing activities	(210)	(12,665)

NET INCREASE (DECREASE) IN CASH & CASH EQUIVALENTS	30,737	(506)
CASH & CASH EQUIVALENTS, BEGINNING OF PERIOD	16,865	6,949

CASH & CASH EQUIVALENTS, END OF PERIOD	$47,602	$6,443

Saia Motor Freight Line, Inc.
Financial Information
For the Quarter and Six Months Ended June 30, 2006 and 2005
(Amounts in thousands)

	Second Quarter		%	Six Months		%
	2006	2005	Change	2006	2005	Change

Operating revenue	224,814	185,824	21.0	429,460	352,789	21.7

Operating income	19,117	12,507		31,577	21,470

Operating ratio	91.5	93.3		92.6	93.9

					Second Quarter
		Second Quarter		%	Amount/Workday		%
		2006	2005	Change	2006	2005	Change

Workdays					64	64

F/S Revenue	LTL	208,519	172,432	20.9	3,258.1	2,694.3	20.9
	TL	16,295	13,392	21.7	254.6	209.3	21.7
	Total	224,814	185,824	21.0	3,512.7	2,903.6	21.0

Revenue excluding	LTL	208,867	172,720	20.9	3,263.5	2,698.8	20.9
revenue recognition	TL	16,322	13,414	21.7	255.0	209.6	21.7
adjustment	Total	225,189	186,134	21.0	3,518.5	2,908.4	21.0

Tonnage	LTL	882	787	12.1	13.78	12.29	12.1
	TL	179	162	10.5	2.80	2.54	10.5
	Total	1,061	949	11.9	16.58	14.83	11.9

Shipments	LTL	1,564	1,416	10.5	24.44	22.12	10.5
	TL	25	22	14.2	0.39	0.34	14.2
	Total	1,589	1,438	10.5	24.83	22.46	10.5

Revenue/cwt.	LTL	11.84	10.98	7.8
	TL	4.55	4.13	10.1
	Total	10.61	9.81	8.2

Revenue/cwt.	LTL	10.26	9.95	3.1
(excluding fuel surcharge)	TL	4.46	4.07	9.8
	Total	9.28	8.95	3.8

Revenue/shipment	LTL	133.53	121.99	9.5
	TL	653.32	612.93	6.6
	Total	141.70	129.47	9.4

Pounds/shipment	LTL	1,128	1,111	1.5
	TL	14,357	14,831	(3.2)
	Total	1,336	1,320	1.2